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                                                                   Exhibit 10.11

                                           Translation from Russian into English


                                  Contract No.

Chisinau City                                                          year 1999


Firm "Estate-Design" SRL, in the person of Director Vinogradschii I.S. acting on the Statute basis, hereinafter referred to as the Contractor and "Asconi" SRL, in the person of Director acting on the Statute basis, hereinafter referred to as the Customer, hereby agree as follows:

                           1. SUBJECT OF THE CONTRACT

1.1. The Customer entrusts and the Contractor undertakes to produce and deliver the printed goods. The assortment of the goods is additionally agreed upon in Annexes (Specifications) to the present Contract.
1.2.  Quality of the goods shall be in conformity with the approved patterns.

           2. QUALITY OF THE GOODS, TERMS AND CONDITIONS OF SHIPMENT

2.1. Quality and quantity of the shipped goods shall be verified by the Customer's representative during the shipment.
2.2. Shipment of the goods shall be performed at the Contractor's warehouse. Transport shall be agreed upon by the parties.
2.3.  The terms of fulfillment are according to the Customer's orders.

                   3. VALUE OF THE GOODS AND TERMS OF PAYMENT

3.1. The price is quoted per each title of the goods and stated in Specifications.
3.2. The Customer shall perform payment within 5 bank days after the date of receipt of the goods.
3.3. The Contractor bears all financial expenses in respect to the goods production.

                        4. RESPONSIBILITY OF THE PARTIES

4.1. The parties shall bear responsibility under the present Contract according to the legislation of the Republic of Moldova.
4.2. The validity of the Contract shall be extended by the period of exceptional circumstances such as: fire, flood, locks-out, riots, state legal acts that shall be confirmed by relevant certificates of the Republic of Moldova.

                             5. DISPUTES SETTLEMENT
5.1. All disputes arisen under the present Contract or in its connection that can not be settled by the parties shall be referred to the Economic Court of the Republic of Moldova.

                              6. OTHER CONDITIONS

6.1. Terms and conditions of the present Contract can be modified providing mutual agreement of the parties.
6.2. All modifications and supplements to the present Contract come to force provided that they are made in written form and signed by representatives of the parties.
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                                           Translation from Russian into English


6.3. The present Contract is drawn up in two copies in the Russian language, one copy for each party.
6.4. The present Contract comes into force upon signing and is valid until the complete fulfillment of the parties' obligations.
6.5. The present Contract can be prolonged upon the mutual agreement of the parties.


               JURIDICAL REQUISITES AND ADDRESSES OF THE PARTIES

The Customer                         The Contractor

Firm "Asconi" SRL                    Firm "Estate-Design" SRL
Chisinau District, Puhoi village     Moldova, Chisinau City, 26 Sarmigetusa str.
C/a 22240001016                      Clearing account: 222491900499
MFO 280101803                        Branch "ONEST" of JSCB Moldindconbank
CB "Universalbank"                   MFO: 280101319
F/c 231582/6700446                   Fiscal code: 5106013
                                                       /Vinogradschii I.S/


                                    [SEAL]

This translation has been performed at the translation office "INTACT-SERVICE" SRL.